UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41845	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor
New York, NY 10022
(212) 393-4540
(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2026, Dominari Holdings Inc. (the “Company”), a Delaware corporation, in a successful effort to reduce market overhang from outstanding warrants, entered into inducement agreements (the “Inducement Agreements”) with certain holders (the “Holders”) of Series A warrants (the “Series A Warrants”) of the Company to purchase up to an aggregate of 3,124,690 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), originally issued to the Holders in connection with the Company’s previous originally issued to the Holders on February 14, 2025, having an original exercise price of $3.72 per share (the “Existing Warrants”). The shares of Common Stock issuable upon exercise of the Existing Warrants are registered for resale pursuant to an effective registration statement on Form S-3 (No. 333-286648) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on April 21, 2025, and declared effective by the SEC on April 25, 2025.

Pursuant to the Inducement Agreements, the Holders were offered options to either (A) on or prior to 4 p.m. ET on September 11, 2026, exercise for cash all (but not less than all) of their Existing Warrants at a reduced exercise price of $2.20 per share (“Option A”) or (B) exchange all, but not less than all, of such Holder’s unexercised Existing Warrants for shares of Common Stock at an exchange ratio of 5:1, such that for every five shares of Common Stock underlying the exchanged Series A Warrants, the Company would issue one share of Common Stock (the “Exchange Shares”) for no additional consideration (“Option B”). The Exchange Shares were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

The Company expects to receive gross proceeds of approximately $2.9 million pursuant to Option A elections by Holders and expects to issue approximately 115,000 shares of Common Stock pursuant to Option B elections by Holders. Following entry into the Inducement Agreements and consummation of the related issuances and payments, the Company expects there to be approximately 1.2 million unexercised Series A Warrants outstanding.

The foregoing summaries of the Inducement Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the form of such document attached as Exhibits 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Inducement Agreement.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2026	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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